EXHIBIT 10.10

Execution Copy

SECURITY AGREEMENT -- TRADEMARKS,
PATENTS AND COPYRIGHTS

THIS SECURITY AGREEMENT -- TRADEMARKS, PATENTS AND COPYRIGHTS (this "IP Security Agreement") is made as of May 25, 2006, between Nestor, Inc., a Delaware corporation (the “Company”), and the Secured Party (as defined below). As used herein, "Secured Party" means U.S. Bank National Association, in its capacity as Collateral Agent for the benefit of the Purchasers (as that term is defined in the Securities Purchase Agreement defined below), together with its successors and assigns in such capacity.

WHEREAS, the Company has adopted and is using the trademarks, trade names and designs listed in Schedule A annexed to this IP Security Agreement and made a part hereof; and

WHEREAS, the Company has informed the Secured Party that it owns the patents, patent applications and copyrights listed in Schedule A hereto; and

WHEREAS, pursuant to a Securities Purchase Agreement dated as of May 24, 2006 (as the same may be amended, restated, modified, supplemented and/or replaced from time to time, the "Securities Purchase Agreement") by and among the Company, the Secured Party and the Purchasers identified therein, the Purchasers have agreed to purchase from the Company certain of its Senior Secured Convertible Notes (individually, a “Note” and collectively, the “Notes”) in the aggregate amount and on the terms and conditions set forth in the Securities Purchase Agreement substantially in the form attached hereto as Exhibit 1 and dated as of the date hereof; and

WHEREAS, as a condition to the Purchasers' purchase from the Company of any of the aforementioned Notes, the Purchasers require the execution and delivery of this IP Security Agreement by the Company.

Accordingly, the Company and the Secured Party, intending to be legally bound hereby, agree that, as security for the full and timely payment of the obligations under the Notes and the performance of the obligations of the Company under the Notes and this IP Security Agreement (collectively, the “Obligations”), the Company hereby mortgages and pledges to the Secured Party and assigns and grants to the Secured Party a lien and security interest in, all its right, title and interest in and to all of the following:

(A)  (i) each of the trademarks, trade names and designs described in Schedule A to this IP Security Agreement, and any other trademarks, trade names and designs that the Company may adopt and use, in the United States or foreign countries, in connection with its business after the date of this IP Security Agreement (collectively, the “Trademarks”), together with the good will of the business symbolized thereby; (ii) all registrations and pending trademark applications owned presently or obtained or filed hereafter, both in the United States and in foreign countries; (iii) all records of the Company relating to the distribution of products bearing the Trademarks; and (iv) any and all proceeds of the foregoing, including, without limitation, any royalties, claims for infringement and proceeds of sale or other disposition (collectively, the “Trademarks Collateral”); and

(B) (i) each of the patents and patent applications, including the inventions disclosed or claimed therein, described in Schedule A to this IP Security Agreement, and any other patents and patent applications and similar legal protection, both domestic and foreign, including all continuations, extensions, renewals, substitutes, divisions or reissues thereof, that the Company may acquire after the date of this IP Security Agreement (collectively, the “Patents”); and (ii) any and all proceeds of the Patents, including, without limitation, any royalties, fees, claims for past, present and future infringement and proceeds of sale or other disposition (the “Proceeds” and, together with the Patents, the “Patents Collateral”); and

(C) (i) all United States original works or authorship fixed in any tangible medium of expression, all right, title and interest therein and thereto, and all United States registrations and recordings thereof, including without limitation, applications, registrations, and recordings in the United States Copyright Office or in any similar office or agency in the United States, or any State thereof, all whether now owned or hereafter acquired by the Company, including, but not limited to, those described on Schedule A annexed hereto and made a part hereof; and (ii) all extensions and renewals thereof (collectively, the “Copyrights Collateral”); and

(D)  certain other intellectual property, which shall include, without limitation, all designs, concepts, discoveries, ideas, improvements, inventions, formulae, processes, techniques, works of authorship, mask works, data (whether or not patentable or registrable under copyright or similar statutes), object code, algorithms, blueprints, layouts, integrated circuit die or wafers, marks, microcode, programs, procedures, schematics, sketches, source code, specifications, strategies, subroutines, research, test results, hardware, software (as such term is defined in the Uniform Commercial Code as enacted in the State of Delaware (the “UCC”)), license rights, trade secrets and any material constituting a trade secret, methods, know-how, specifications, and customer lists, proprietary technology and any information relating thereto, regardless of any contrary interpretation of such term as now or hereafter used in the UCC; or which relates to or arises out of the use, function, development, improvement or any additions or modifications to the Patents Collateral, the Trademarks Collateral or the Copyrights Collateral (collectively, the “General Intangibles Collateral”) and pertains to the Company’s business enterprise.

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

1. As security for the full and prompt payment and performance of all Obligations, the Company does hereby pledge to the Secured Party and assign and grant to the Secured Party a security interest in, all of the right, title and interest of the Company in and to all of the following, now owned or hereafter arising or acquired: (i) the Trademarks Collateral; (ii) the Patents Collateral; (iii) the Copyrights Collateral; (iv) any claims by the Company against third parties for infringement of the Trademarks, Patents or Copyrights; (v) the General Intangibles Collateral; and (vi) any and all products and proceeds of the foregoing (collectively, the “Intellectual Property Collateral”).

2. The Company represents and warrants that it is the owner of its Intellectual Property Collateral and has the right and power to make the pledge and grant the security interest granted in this IP Security Agreement; and that the Intellectual Property Collateral is free of all liens and encumbrances. Further, the Company represents and warrants that the Intellectual Property Collateral constitutes all of the intellectual property owned by the Company. The Company shall retain the full legal and equitable title to the Intellectual Property Collateral and, provided there exists no Event of Default (as defined in the Notes) under the Notes (or any of them) or hereunder, the Company shall have the right to use and register the Intellectual Property Collateral in the ordinary course of its business. The Company agrees that it will not sell, transfer, assign or grant a lien or security interest in any of the Intellectual Property Collateral except as permitted hereunder. At such time as all Obligations in respect of the Notes have been indefeasibly paid and performed in full (including the conversion in full of the Notes), this IP Security Agreement shall terminate and be of no further force and effect and the Secured Party shall thereupon terminate its security interest in the Intellectual Property Collateral. Until such time, however, this IP Security Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

3. (a)  The Company will take all reasonable steps required to maintain and defend full effect, title and right in and to keep in force (i) the Trademarks and registrations of the Trademarks in the United States Patent and Trademark Office, or any similar office, including, without limitation, filing of affidavits of use and incontestability and renewal applications, prosecution of trademark applications, and taking part in opposition, interference and cancellation proceedings; (ii) the Patents in the United States Patent and Trademark Office and foreign patent offices, or any similar office, including without limitation, prosecution of patent applications, payment of maintenance fees and annuities; and (iii) the Copyrights in the United States Copyright Office or any similar office.

(b) The Company will perform all acts and execute any documents, including without limitation, assignments suitable for filing with the United States Patent and Trademark Office or the United States Copyright Office, and Uniform Commercial Code financing statements, reasonably requested of it by the Secured Party at any time to evidence, perfect and maintain the rights in the Intellectual Property Collateral granted to the Secured Party under this IP Security Agreement. The Company will promptly notify the Secured Party at the time the Company adopts for use in its business any trademarks, patents or registered copyrights not described on Schedule A to this IP Security Agreement and files any applications to register a trademark or copyright, or files any patent applications. To the extent permitted by law, the Company hereby authorizes the Secured Party to execute and file such assignments and financing statements (and/or similar documents) with respect to the Intellectual Property Collateral, or copies thereof or of this IP Security Agreement, signed only by the Secured Party.

4. Concurrently with the execution and delivery of this IP Security Agreement, the Company is executing and delivering to the Secured Party two originals of a Special Power of Attorney, each in the form of Exhibit 2 to this IP Security Agreement, for the Secured Party’s use in executing on behalf of the Company an Assignment for Security in the form of Exhibit 3 to this IP Security Agreement, which Assignment for Security shall be suitable for recording in the United States Patent and Trademark Office and in the United States Copyright Office, to provide Secured Party with access to the Patents or Trademarks (or any applications or registrations thereof), all in accordance with paragraph 3(b) of this IP Security Agreement. The Company hereby releases the Secured Party from any claims, causes of action and demands at any time arising out of or with respect to any actions taken or omitted to be taken by the Secured Party under the powers of attorney granted therein other than gross negligence or willful misconduct of the Secured Party.

5. If an Event of Default (as defined in the Notes) has occurred, then, in addition to all other rights and remedies of the Secured Party, whether under law, the Notes or otherwise, the Secured Party may, without notice to, or consent by, the Company, (a) grant itself a license to use the Patents, Trademarks and Copyrights, or any of them, without payment of any kind, until all inventories of finished goods produced for the Company are sold or consumed; (b) assign, sell or otherwise dispose of or use the Intellectual Property Collateral, or any of it, either with or without special or other conditions or stipulations, with power to buy the Intellectual Property Collateral or any part of it, and with power also to execute assurances, and to do all other acts and things for completing the assignment, sale or disposition which the Secured Party shall, in its sole discretion, deem appropriate or proper; and (c) in order to implement any such assignment, sale or other disposal of any of the Intellectual Property Collateral, pursuant to the authority granted in the Power of Attorney described in paragraph 4 of this IP Security Agreement (such authority becoming effective on the occurrence of an Event of Default), execute and deliver on behalf of the Company, one or more instruments of assignment of the Patents, Trademarks or Copyrights (or any application or registration thereof), in a form suitable for filing, recording or registration in the United States Patent and Trademark Office or the United States Copyright Office.

6. No failure or delay on the part of Secured Party in exercising any right, remedy, power or privilege under this IP Security Agreement shall operate as a waiver thereof or of any other right, remedy, power or privilege of Secured Party under this IP Security Agreement or the Notes, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges of the Secured Party under this IP Security Agreement are cumulative and not exclusive of any rights or remedies which it may otherwise have.

7. The provisions of this IP Security Agreement are intended to be severable. If any provision of this IP Security Agreement shall for any reason be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or any other provision of this IP Security Agreement in any jurisdiction.

8. All notices, statements, requests and demands given to or made upon either party in accordance with the provisions of this IP Security Agreement shall be deemed to have been given or made when given or made in accordance with any of the Notes.

9. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns. This IP Security Agreement shall bind all persons who become bound as a debtor to this IP Security Agreement. The Company shall not assign any of its interest under this IP Security Agreement without the prior written consent of the Secured Party. Any purported assignment inconsistent with this provision shall, at the option of the Secured Party, be null and void.

10. The parties hereto consent to the exclusive jurisdiction and venue of the federal and state courts located in the Borough of Manhattan, State of New York in any action on, relating to or mentioning this IP Security Agreement.

11. This IP Security Agreement shall be deemed to be a contract under the laws of the State of New York and the execution and delivery of this IP Security Agreement and the terms and provisions of this IP Security Agreement shall be governed by and construed in accordance with the laws of that State (without regard to its conflict of laws rules) and, to the extent applicable or governing, the laws of the United States of America; provided, however, that to the extent the UCC provides for the application of the law of another State for purposes of perfection and the effect of perfection of the security interest granted to the Secured Party hereunder, then the IP Agreement shall be governed by that State's law.

12. This IP Security Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one agreement.

13. This IP Security Agreement or any provision hereof may be changed, waived or terminated only by a statement in writing signed by the party against which such change, waiver or termination is sought to be enforced.

14. The Company and the Secured Party request that the Commissioner of Patents and Trademarks, and the Register of Copyrights record this IP Security Agreement with respect to the applicable Intellectual Property Collateral.

IN WITNESS WHEREOF, the parties have executed and delivered this Security Agreement as of the day and year first above written.

The Company:

NESTOR, INC.

By:/s/Nigel P. Hebborn
Name: Nigel P. Hebborn
Title: CFO

Secured Party:

U.S. Bank National Association

By: /s/Arthur L. Blakeslee
Name: Arthur L. Blakeslee
Title: Vice President

[Signature Page to Security Agreement - Trademarks, Patents and Copyrights]

Patents

US
A. 6,970,102	Traffic violation detection, recording and evidence processing system
B. 6,950,789	Traffic violation detection at an intersection employing a virtual violation line
C. 6,760,061	Traffic sensor
D. 6,754,663	Video-file based citation generation system for traffic light violations
E. 6,647,361	Non-violation event filtering for a traffic light violation detection system
F. 6,573,929	Traffic light violation prediction and recording system
G. 6,560,360	Feed forward feed back multiple neural network with context driven recognition
H. 6,281,808	Traffic light collision avoidance system
I. 6,188,329	Integrated traffic light violation citation generation and court date scheduling system
J. 5,701,398	Adaptive classifier having multiple subnetworks
K. 5,479,574	Method and apparatus for adaptive classification
L. 5,054,093	Parallel, multi-unit, adaptive, nonlinear pattern class separator and identifier
M. 4,958,375	Parallel, multi-unit, adaptive pattern classification system using inter-unit correlations and an intra-unit class separator methodology
N. 4,897,811	N-dimensional coulomb neural network which provides for cumulative learning of internal representations

Australian
A. 761,072	Traffic light violation prediction and recording system
B. 775,840	Traffic light collision avoidance system

Japanese
A. 2,976,053	Parallel, multi-unit, adaptive, nonlinear pattern class separator and identifier

Security Agreement - Trademarks,
Patents and Copyrights

Schedule A

Patent Applications

EPO
A. 99 962 818.3	Traffic light violation prediction and recording system
B. 99 959 067.2	Traffic light collision avoidance system

Trademarks

US
A. 2655921	Citation Composer
B. 2138538	CrossingGuard
C. 2679829	Nestor Traffic Systems
D. 2290068	Nestor
E. 2118342	Nestor System
F. 2568931	Nestor logo (human head design)
G. 2118342	Traffic Vision
H. 2439643	E-Fraud
I. 2324092	Prism Merchant
J. 2324091	Prism Debit
K. 2324090	Prism Credit
L. 2327365	CampaignOne
M. 2160597	Merchant Alert
N. 2050701	Prism

“NESTOR SYSTEM” is also a registered trademark in Canada (327,283), France (1,317,788), Germany (1,091,726) and Japan (2,054,809)

Trademark Applications

US
A. 78/865051	NTS VIDEO VASCAR

Copyrights Collateral

None.

Security Agreement - Trademarks,
Patents and Copyrights

Schedule A

Security Agreement - Trademarks,
Patents and Copyrights

Exhibit 1

Form of Note Purchase Agreement

See attached.

Security Agreement - Trademarks,
Patents and Copyrights

Exhibit 2

Form of Special Power of Attorney

See attached.

Security Agreement - Trademarks,
Patents and Copyrights

Exhibit 3

Form of Assignment for Security

See attached.